Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independence Contract Drilling, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-206715) and Form S-8 (No. 333-198122) of Independence Contract Drilling, Inc. of our reports dated March 2, 2020, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Independence Contract Drilling Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Houston, Texas
March 2, 2020